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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sun Communities, Inc. on Forms S-3 (File No. 33-95694; File No. 333-1822; File No. 333-2522; File No. 333-14595; File No. 333-36541; File No. 333-45273 File
No. 333-64271 and File No. 333-72461) and on Form S-8 (File No. 333-11923) of
our report dated February 12, 1999 on our audits of the consolidated financial statements and financial statement schedule of Sun Communities, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Detroit, Michigan
March 15, 1999